UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 8, 2009

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	0-51582 (Commission File Number)	56-2542838 (IRS Employer Identification No.)

9 GREENWAY PLAZA, SUITE 2200
HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On September 30, 2009, we completed an underwritten public offering of 17,500,000 shares of our common stock, par value $0.01 per share. On October 7, 2009, the underwriters notified us that they were partially exercising their over-allotment option and would purchase 1,313,590 additional shares of our common stock. The closing of the purchase of shares pursuant to the underwriters’ partial exercise of their over-allotment option is expected to occur on October 9, 2009, subject to customary closing conditions. We expect to receive total net proceeds of approximately $6.3 million from the underwriters’ partial exercise of their over-allotment option. We intend to use 50% of the net proceeds from the underwriters’ partial exercise of their over-allotment option to repay a portion of the indebtedness outstanding under our term loan facility and intend to use any remainder for general corporate purposes, which may in the future include repaying indebtedness, among other things.
Item 8.01 Other Events.
On October 8, 2009, we issued a press release announcing the pricing of our $300 million principal amount of 10.50% senior secured notes due 2017 through a private placement. A copy of this press release is filed as Exhibit 99.1 and incorporated herein by reference.
The press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes described therein, nor shall there be any sale of these notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The notes will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act.
Item 7.01 and Item 8.01 of this Form 8-K contains forward-looking statements. Forward-looking statements give Hercules Offshore’s current expectations or forecasts of future events based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in Hercules Offshore’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Forward-looking statements in this press release relate to, among other things, the closing of the private placement of senior secured notes and the over-allotment option of our common stock and the use of proceeds therefrom. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. The forward-looking statements speak only as of the date made and, other than as required by law, Hercules Offshore undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release regarding senior secured notes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: October 8, 2009	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Exhibit Index

Exhibit
Number	Description
99.1	Press Release regarding senior secured notes

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